CSFB04-AR04_PRELIM - Price/Yield - II-A-2

Balance	$15,000,000	Delay	24	Formula	See Below*	WAC(2)	5	WAM(2)	358
Coupon	3.325	Dated	4/1/04	NET(2)	4.811	WALA(2)	2
Settle	4/30/04	First Payment	5/25/04

* PAYS GROUP NET WAC LESS [1.4859%] THROUGH MONTH 58, THEN NET WAC LESS [0.3012]%. EFFECTIVE NET MARGIN EQUALS APPROX. [1.7527]%
RUN TO EARLIEST OF BALLOON IN MONTH 58 AND 10% CALL
						(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)
Price	15CPR-Call(Y)	20CPR-Call(Y)	22CPR-Call(Y)	25CPR-Call(Y)	27CPR-Call(Y)	30CPR-Call(Y)	35CPR-Call(Y)	40CPR-Call(Y)	45CPR-Call(Y)	50CPR-Call(Y)

99-28	3.3093	3.3062	3.3047	3.3024	3.3007	3.2979	3.2926	3.2875	3.2783	3.2677
99-28+	3.3041	3.3003	3.2985	3.2957	3.2937	3.2903	3.2840	3.2777	3.2669	3.2546
99-29	3.2989	3.2944	3.2923	3.2890	3.2867	3.2828	3.2755	3.2679	3.2555	3.2415
99-29+	3.2937	3.2885	3.2861	3.2824	3.2796	3.2752	3.2669	3.2580	3.2441	3.2284
99-30	3.2885	3.2826	3.2799	3.2757	3.2726	3.2677	3.2584	3.2482	3.2327	3.2153
99-30+	3.2833	3.2767	3.2737	3.2690	3.2656	3.2601	3.2498	3.2384	3.2213	3.2023
99-31	3.2780	3.2708	3.2676	3.2624	3.2586	3.2526	3.2413	3.2286	3.2099	3.1892
99-31+	3.2728	3.2649	3.2614	3.2557	3.2516	3.2450	3.2327	3.2188	3.1985	3.1761
100-00	3.2676	3.2590	3.2552	3.2490	3.2446	3.2375	3.2242	3.2090	3.1872	3.1631
100-00+	3.2624	3.2531	3.2490	3.2424	3.2376	3.2299	3.2157	3.1992	3.1758	3.1500
100-01	3.2572	3.2472	3.2428	3.2357	3.2306	3.2224	3.2071	3.1894	3.1644	3.1369
100-01+	3.2520	3.2413	3.2366	3.2290	3.2236	3.2149	3.1986	3.1796	3.1531	3.1239
100-02	3.2468	3.2354	3.2304	3.2224	3.2166	3.2073	3.1901	3.1698	3.1417	3.1109
100-02+	3.2416	3.2295	3.2242	3.2157	3.2096	3.1998	3.1816	3.1600	3.1303	3.0978
100-03	3.2364	3.2236	3.2181	3.2091	3.2026	3.1922	3.1730	3.1503	3.1190	3.0848
100-03+	3.2312	3.2177	3.2119	3.2024	3.1956	3.1847	3.1645	3.1405	3.1076	3.0717
100-04	3.2260	3.2119	3.2057	3.1958	3.1886	3.1772	3.1560	3.1307	3.0963	3.0587

WAL	3.25	2.86	2.72	2.52	2.39	2.21	1.95	1.69	1.44	1.25
Principal Window	May04-Feb09	May04-Feb09	May04-Feb09	May04-Feb09	May04-Feb09	May04-Feb09	May04-Feb09	May04-Oct08	May04-Feb08	May04-Aug07
Principal # Months	58	58	58	58	58	58	58	54	46	40

LIBOR-6MO	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160
LIBOR-1YR	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330
CMT-1YR	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely
on the information contained in or filed in connection with the prospectus / prospectus supplement.							PRELIMINARY - SUBJECT TO CHANGE